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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 1999 included in the Annual Report on Form 10-K of Tom Brown, Inc. for the year ended December 31, 1998 and our report dated August 26, 1999 included in the Current Report on Form 8-K/A of Tom Brown, Inc. dated September 15, 1999 and to all references to our Firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP


Houston, Texas
October 13, 1999